Exhibit 99.1

Verastem Oncology Appoints Rob Gagnon to Board of Directors

BOSTON – December 15, 2022 – Verastem Oncology (Nasdaq:VSTM), a biopharmaceutical company committed to advancing new medicines for patients with cancer, today announced the appointment of Robert Gagnon to its Board of Directors, effective December 13, 2022. Mr. Gagnon is the Chief Financial Officer and Operating Partner at Gurnet Point Capital, a healthcare venture capital and private equity fund and the former Chief Business Officer and Chief Financial Officer at Verastem Oncology.

“Rob’s expertise in all areas of biopharmaceutical finance, including his ability to navigate complex business challenges, combined with his deep understanding of Verastem’s goals and operations, will be invaluable to Verastem’s work,” said Michael Kauffman, M.D., Ph.D., Lead Director of the Verastem Oncology Board of Directors. “Having worked with Rob over the past several years, I am pleased to welcome him to the Board of Directors and look forward to the input and guidance he will bring to the team.”

“I am committed to Verastem’s mission to deliver a new solution to patients with low-grade serous ovarian cancer and advancing the development program across RAS-driven tumors, all areas of high unmet medical need,” said Mr. Gagnon. “I am excited to contribute to Verastem in this new capacity by joining the distinguished and dedicated Board of Directors and contribute to Verastem’s continued progress.”

Mr. Gagnon has more than 20 years of financial and commercial experience in heading global finance operations. Prior to his positions at Gurnet Point Capital and Verastem Oncology, he was Chief Financial Officer at Harvard Bioscience, Inc., a global developer, manufacturer, and marketer of a broad range of tools to advance life science research and regenerative medicine. Prior to this, he served as Executive Vice President, Chief Financial Officer, and Treasurer at Clean Harbors, Inc. as well as Chief Accounting Officer and Controller at Biogen Idec, Inc. Earlier, he worked in a variety of senior positions at Deloitte & Touche, LLP, and Price Waterhouse Coopers, LLP. He holds an MBA from the MIT Sloan School of Management and a Bachelor of Arts degree in accounting from Bentley College.

About Avutometinib (VS-6766)

Avutometinib is a RAF/MEK clamp that induces inactive complexes of MEK with ARAF, BRAF and CRAF potentially creating a more complete and durable anti-tumor response through maximal RAS pathway inhibition. Avutometinib is currently in late-stage development.

In contrast to other MEK inhibitors, avutometinib blocks both MEK kinase activity and the ability of RAF to phosphorylate MEK. This unique mechanism allows avutometinib to block MEK signaling without the compensatory activation of MEK that appears to limit the efficacy of other inhibitors. The U.S. Food and Drug Administration granted Breakthrough Therapy designation for the combination of Verastem Oncology’s investigational RAF/MEK clamp avutometinib, with defactinib, its FAK inhibitor, for the

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treatment of all patients with recurrent low-grade serous ovarian cancer (LGSOC) regardless of KRAS status after one or more prior lines of therapy, including platinum-based chemotherapy.

Verastem Oncology is currently conducting clinical trials with its RAF/MEK clamp avutometinib in RAS-driven tumors as part of its (Raf And Mek Program). RAMP 201 is a registration-directed trial of avutometinib alone and in combination with defactinib in patients with recurrent LGSOC. Verastem Oncology has established clinical collaborations with Amgen and Mirati to evaluate LUMAKRAS™ (sotorasib) and KRAZATI™ (adagrasib) in combination with avutometinib in KRAS G12C mutant NSCLC as part of the RAMP 203 and RAMP 204 trials, respectively. As part of the “Therapeutic Accelerator Award” Verastem Oncology received from PanCAN, the Company is conducting RAMP 205, a Phase 1b/2 clinical trial evaluating avutometinib and defactinib with gemcitabine/nab-paclitaxel in patients with front-line metastatic pancreatic cancer.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) (Verastem, Inc.) is a development-stage biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with cancer. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including RAF/MEK inhibition and focal adhesion kinase (FAK) inhibition. For more information, please visit www.verastem.com.

Forward-Looking Statements Notice

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, including statements related to the potential clinical value of various of its clinical trials, the timing of trials and potential for additional development programs involving Verastem Oncology’s lead compound. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of our product candidates, including avutometinib in combination with other compounds, including defactinib, LUMAKRASTM and others; the occurrence of adverse safety events and/or unexpected concerns that may arise from additional data or analysis or result in unmanageable safety profiles as compared to their levels of efficacy; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that third-party payors (including government agencies) may not reimburse; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that our product candidates will experience manufacturing or supply interruptions or failures; that we will be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates will take longer or cost more than planned; that we or Chugai Pharmaceutical Co., Ltd. will fail to fully perform under the avutometinib license agreement; that we or our other collaboration partners may fail to perform under our collaboration agreements; that we may not have sufficient cash to fund our contemplated operations; that we may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that Secura Bio, Inc. will achieve the milestones that result in payments to us under our asset purchase agreement with Secura Bio, Inc.; that we will be unable to execute on our partnering strategies for avutometinib in combination with other compounds; that we will not pursue or submit regulatory filings for our product candidates; and that our product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission (SEC) on March 28, 2022 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Dan Calkins

Investor Relations

+1 781-469-1694

dcalkins@verastem.com

 Nate LiaBraaten
+1 212-600-1902
nate@argotpartners.com

Media:
Lisa Buffington
Corporate Communications
+1 781-292-4205
lbuffington@verastem.com